SUBLICENSE AGREEMENT

            This Sublicense Agreement (the "Sublicense Agreement"), dated as of December 10, 2015, is made by and among First Trust Exchange-Traded Fund II, on behalf of its series, First Trust Global Agriculture ETF (f/k/a First Trust ISE Global Platinum Index Fund) (the "Sublicensee") and First Trust Advisors L.P. ("First Trust" or "Sublicensor").

                             W I T N E S S E T H :

            WHEREAS, pursuant to that certain License Agreement, dated as of June 22, 2015, by and between Licensor and First Trust ("License Agreement"), Indxx, LLC ("Licensor") has granted First Trust a license to use an Index and certain copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the "Intellectual Property") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Products");

            WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Intellectual Property in connection therewith; and

            WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Products (as modified by Appendix A hereto, if applicable).

            2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding the Schedule setting forth the license fees) and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on First Trust.

            3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that First Trust may have against Licensor.

            4. It is the intent of the parties that the substantive law of the State of Illinois govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Northern District of Illinois or in the Circuit Court of DuPage County, Illinois, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the parties arising out of or relating to this Agreement.


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            5. Sublicensee agrees to reimburse Sublicensor for amounts paid by
Sublicensor to Licensor for License Fees.

            IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

                                        FIRST TRUST EXCHANGE-TRADED FUND  II,
                                          ON BEHALF  OF  ITS SERIES, FIRST TRUST
                                          GLOBAL AGRUCULTURE ETF

                                                  /s/ James M. Dykas
                                                  ------------------------------

                                                  By: James M. Dykas
                                                      --------------------------

                                                  Title: Treasurer and CFO
                                                         -----------------------


                                                  FIRST TRUST ADVISORS L.P.
                                                  ------------------------------

                                                  /s/ Mark R. Bradley
                                                      --------------------------

                                                  By: Mark R. Bradley
                                                      --------------------------

                                                  Title: Chief Operating Officer
                                                         -----------------------